UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2010 (October 23, 2010)

American Liberty Petroleum Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54004	98-0599151
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 California Ave., Tower B-210, BAkersfield, CA 93309
 (Address of principal executive offices)

Registrant’s telephone number, including area code:             (661) 377-2911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2010, American Liberty Petroleum Corp., a Nevada corporation (“ALP”), and Desert Discoveries, LLC, a Nevada limited liability company (“Seller”), entered into a First Amendment to Option Agreement (the “Amendment”).  The Amendment amends that certain Option Agreement entered into by ALP and Seller on May 11, 2010 (the “Option Agreement”), in which Seller granted ALP an option to purchase Seller’s interest in five (5) oil and gas leases covering an aggregate of 9,877.28 acres of land located in Nye, Esmeralda and Mineral Counties, Nevada, subject to the terms of the Option Agreement.  The material terms of the Option Agreement are disclosed in the Current Report on Form 8-K filed by ALP on May 17, 2010.

The Option Agreement requires ALP to deliver $600,000 into an escrow account in three separate payments of $150,000 on or before June 4, 2010, $250,000 on or before October 4, 2010, and $200,000 on or before January 4, 2011.  The funds in the escrow account are to be used exclusively for geological and exploratory work and other expenditures, as contemplated under the Option Agreement.  ALP made the $150,000 deposit previously.  The Amendment amends the Option Agreement by providing that the $250,000 payment will be due on or before November 30, 2010.  As a result, ALP is now required to make escrow deposits of $250,000 on or before November 30, 2010, and $200,000 on or before January 4, 2011.  The Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Option Agreement dated October 23, 2010, by American Liberty Petroleum Corp. and Desert Discoveries, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2010	AMERICAN LIBERTY PETROLEUM CORP.

	By:	/s/ Alvaro Vollmers
President